Exhibit 99

SPS Commerce Reports Fourth Quarter and Full Year 2016 Financial Results

Company delivers 23% growth in recurring revenue over 2015

MINNEAPOLIS, Feb. 07, 2017 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (Nasdaq:SPSC), a leader in retail cloud services, today announced financial results for the fourth quarter and full year ended December 31, 2016.

Revenue was $51.1 million in the fourth quarter of 2016, compared to $42.3 million in the fourth quarter of 2015, reflecting 21% growth in revenue from the fourth quarter of 2015. Recurring revenue grew 22% from the fourth quarter of 2015.

Net income in the fourth quarter of 2016 was $1.8 million or $0.10 per diluted share, compared to net income of $2.1 million or $0.12 per diluted share, in the fourth quarter of 2015. Non-GAAP net income per diluted share was $0.29, compared to non-GAAP net income per diluted share of $0.27 in the fourth quarter of 2015. Adjusted EBITDA for the fourth quarter of 2016 increased 11% to $7.4 million compared to the fourth quarter of 2015.

“The expansion of our network continued to drive our successful results in 2016 as we grew our customer base and increased wallet share,” said Archie Black, President and CEO of SPS Commerce. “Throughout the year, we expanded the size and strength of our network and saw steady adoption of our products.  We remain enthusiastic about the large market opportunity and intend to bolster our leadership position in 2017 as retailers and suppliers build their omnichannel businesses.”

Revenue for the full year ended December 31, 2016 was $193.3 million compared to $158.5 million for the full year ended December 31, 2015, reflecting 22% growth in revenue.  Recurring revenue grew 23% from the year ended December 31, 2015.

Net income for the twelve months ended December 31, 2016 was $5.7 million or $0.33 per diluted share, compared to net income of $4.6 million or $0.27 per diluted share, for the comparable period in 2015. Non-GAAP net income per diluted share for the twelve months ended December 31, 2016 was $1.01, compared to non-GAAP net income per diluted share of $0.84 for the comparable period in 2015. Adjusted EBITDA for the full year ended December 31, 2016 increased 17% to $26.5 million, compared to the full year ended December 31, 2015.

“In 2016, we achieved year-over-year recurring revenue growth of 23%, customer growth of 6% and wallet share growth of 16%,” said Kim Nelson, CFO of SPS Commerce. “In 2017, we will continue to invest for profitable growth as we leverage our broad based retail network to further extend our market leadership.”

Guidance

First quarter 2017 revenue is expected to be in the range of $51.5 million to $52 million.  Full year 2017 revenue is expected to be in the range of $220 million to $222 million, representing approximately 14% to 15% growth over 2016.

First quarter 2017 net income per diluted share is expected to be in the range of $0.06 to $0.07 with fully diluted weighted average shares outstanding of approximately 17.6 million shares. Full year 2017 net income per diluted share is expected to be in the range of $0.29 to $0.33 with fully diluted weighted average shares outstanding of approximately 17.6 million shares.

Commencing with the first quarter of 2017, we are tax effecting non-GAAP net income to conform to the Compliance and Disclosure Interpretations published by the U.S. Securities and Exchange Commission in May 2016 (the "May C&DI") on non-GAAP measures.  Our guidance for the first quarter and full year 2017 reflects these changes.  Details of the impact on prior year periods are included in the financial data sheet posted to investors.spscommerce.com.

First quarter 2017 non-GAAP net income per diluted share is expected to be in the range of $0.18 to $0.20.  Full year 2017 non-GAAP net income per diluted share is expected to be in the range of $0.80 to $0.83.

First quarter 2017 Adjusted EBITDA is expected to be in the range of $7 to $7.5 million. Full year 2017 Adjusted EBITDA is expected to be in the range of $31.5 million to $32.5 million, representing approximately 19% to 22% growth over 2016.

First quarter 2017 non-cash, share-based compensation expense is expected to be approximately $2.4 million.  Depreciation expense is expected to be approximately $1.9 million and amortization expense is expected to be approximately $1.2 million.

Full year 2017 non-cash, share-based compensation expense is expected to be approximately $10.3 million. Depreciation expense is expected to be approximately $8.5 million and amortization expense is expected to be approximately $4.8 million.

For 2017, we expect an annual effective tax rate of approximately 40%, with cash taxes for the year to be minimal.

Quarterly Conference Call

SPS Commerce will discuss its quarterly results today via teleconference at 3:30 p.m. CT (4:30 p.m. ET). To access the call, please dial (877) 312-7508, or outside the U.S. (253) 237-1184, with Conference ID # 51135280 at least five minutes prior to the 3:30 p.m. CT start time. A live webcast of the call will also be available at investors.spscommerce.com under the Events and Presentations menu.  The replay will also be available on our website at investors.spscommerce.com.

About SPS Commerce

SPS Commerce perfects the power of trading partner relationships with the industry's most broadly adopted, retail cloud services platform. As a leader in cloud-based supply chain management solutions, we provide proven integrations and comprehensive retail performance analytics to thousands of customers worldwide. SPS Commerce has achieved 64 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, please contact SPS Commerce at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo, RETAIL UNIVERSE, 1=INFINITY logo, AS THE NETWORK GROWS, SO DOES YOUR OPPORTUNITY, INFINITE RETAIL POWER, RETAIL UNIVERSE are marks of SPS Commerce, Inc. and Registered in the U.S. Patent and Trademark Office. RSX, IN:FLUENCE, and others are further marks of SPS Commerce, Inc. These marks may be registered or otherwise protected in other countries.

SPS-F

Use of Non-GAAP Financial Measures

To supplement its financial statements, SPS Commerce also provides investors with Adjusted EBITDA and non-GAAP net income per share, which are non-GAAP financial measures. SPS Commerce believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. SPS Commerce's management uses these non-GAAP measures to compare the company's performance to that of prior periods for trend analyses and planning purposes. It uses Adjusted EBITDA for purposes of determining executive and senior management incentive compensation. These measures are also presented to the company's board of directors.

EBITDA consists of net income plus depreciation and amortization, interest expense, interest income, income tax expense and other adjustments as necessary for a fair presentation. Adjusted EBITDA consists of EBITDA plus non-cash, stock-based compensation expense. SPS Commerce uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from operating results the impact of the company's capital structure. SPS Commerce believes Adjusted EBITDA is useful to an investor in evaluating the company's operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the company's capital structure and the method by which assets were acquired.

Non-GAAP net income per share consists of net income plus non-cash, stock-based compensation expense and amortization expense related to intangible assets divided by the weighted average number of shares of common stock outstanding during each period. SPS Commerce believes non-GAAP net income per share is useful to an investor because it is widely used to measure a company's operating performance.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company's financial statements and are subject to inherent limitations. SPS Commerce urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.

The SEC’s May C&DI related to the use of non-GAAP financial measures discusses companies including an additional adjustment to non-GAAP income to reflect the income tax effects of the adjustments to GAAP net income, as discussed above. In reporting non-GAAP income results for the fourth quarter and full year of 2016, SPS Commerce has elected to calculate non-GAAP income consistent with its historical practice, without the tax adjustment discussed in the May C&DI. SPS Commerce believes that maintaining consistency with its historical practice, as well as SPS Commerce's original 2016 financial outlook, better allows SPS Commerce's investors to evaluate financial performance. Commencing with the first quarter of 2017, SPS Commerce is tax effecting non-GAAP net income to conform its disclosure in accordance with the May C&DI. Details of the impact on prior year periods are included in the financial data sheet posted to investors.spscommerce.com.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the first quarter and full year of 2017, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2015, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except share amounts)

	December 31,	December 31,
	2016	2015

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$115,877	$121,538
Short-term marketable securities	23,076	7,517
Accounts receivable, less allowance for doubtful accounts of $515 and $446, respectively	20,746	17,615
Deferred costs	19,224	15,086
Other current assets	7,010	5,030
Total current assets	185,933	166,786

PROPERTY AND EQUIPMENT, net	15,314	13,620
GOODWILL	49,777	33,848
INTANGIBLE ASSETS, net	19,788	15,081
MARKETABLE SECURITIES, non-current	7,494	14,950
OTHER ASSETS
Deferred costs, non-current	6,086	5,260
Deferred income tax asset, non-current	12,446	11,149
Other non-current assets	1,527	1,037
Total assets	$298,365	$261,731

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$2,302	$2,163
Accrued compensation	13,740	11,150
Accrued expenses	3,508	1,987
Deferred revenue	11,055	7,740
Deferred rent	1,556	1,194
Total current liabilities	32,161	24,234

OTHER LIABILITIES
Deferred revenue, non-current	10,847	11,005
Deferred rent, non-current	4,179	4,307
Deferred income tax liability, non-current	1,911	-
Total liabilities	49,098	39,546

COMMITMENTS and CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock, $0.001 par value; 55,000,000 shares authorized; 17,081,145 and 16,723,994 shares issued and outstanding, respectively	17	17
Additional paid-in capital	286,315	265,265
Accumulated deficit	(33,739)	(39,449)
Accumulated other comprehensive loss	(3,326)	(3,648)
Total stockholders’ equity	249,267	222,185
Total liabilities and stockholders’ equity	$298,365	$261,731

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Revenues	$51,061	$42,348	$193,295	$158,518
Cost of revenues	17,322	13,436	64,346	50,043
Gross profit	33,739	28,912	128,949	108,475
Operating expenses
Sales and marketing	16,794	13,734	65,886	55,374
Research and development	5,796	4,896	21,981	17,954
General and administrative	7,311	6,668	28,827	24,817
Amortization of intangible assets	1,185	800	4,738	3,307
Total operating expenses	31,086	26,098	121,432	101,452
Income from operations	2,653	2,814	7,517	7,023
Other income (expense)
Interest income, net	193	74	601	197
Other income (expense), net	(134)	110	732	(145)
Total other income (expense), net	59	184	1,333	52
Income before income taxes	2,712	2,998	8,850	7,075
Income tax expense	(907)	(866)	(3,140)	(2,436)
Net income	$1,805	$2,132	$5,710	$4,639

Net income per share
Basic	$0.11	$0.13	$0.34	$0.28
Diluted	$0.10	$0.12	$0.33	$0.27

Weighted average common shares used to compute net income per share
Basic	17,050	16,681	16,947	16,565
Diluted	17,366	17,110	17,241	17,032

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Year Ended
	December 31,
	2016	2015

Cash flows from operating activities
Net income	$5,710	$4,639
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	(1,698)	(38)
Share based earn-out liability	(1,103)	-
Depreciation and amortization of property and equipment	6,598	6,265
Amortization of intangible assets	4,738	3,307
Provision for doubtful accounts	1,375	1,271
Stock-based compensation	8,023	6,379
Changes in assets and liabilities, net of effect of acquisition
Accounts receivable	(3,735)	(3,517)
Deferred costs	(4,964)	(3,023)
Other current and non-current assets	(1,911)	(2,037)
Accounts payable	(382)	(1,569)
Accrued compensation	2,180	1,295
Accrued expenses	990	(461)
Deferred revenue	2,710	587
Deferred rent	234	1,331
Net cash provided by operating activities	18,765	14,429
Cash flows from investing activities
Purchases of property and equipment	(8,008)	(8,757)
Purchases of marketable securities	(23,135)	(22,527)
Maturities of marketable securities	15,018	-
Business acquisition, net of cash acquired	(18,032)	-
Net cash used in investing activities	(34,157)	(31,284)
Cash flows from financing activities
Net proceeds from exercise of options to purchase common stock	4,303	4,440
Excess tax benefit from exercise of options to purchase common stock	4,070	2,336
Net proceeds from employee stock purchase plan	1,732	1,478
Net cash provided by financing activities	10,105	8,254
Effect of foreign currency exchange rate changes	(374)	(656)
Net decrease in cash and cash equivalents	(5,661)	(9,257)
Cash and cash equivalents at beginning of period	121,538	130,795
Cash and cash equivalents at end of period	$115,877	$121,538

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net income	$1,805	$2,132	$5,710	$4,639
Depreciation and amortization of property
and equipment	1,715	1,572	6,598	6,265
Amortization of intangible assets	1,185	800	4,738	3,307
Interest income, net	(193)	(74)	(601)	(197)
Income tax expense	907	866	3,140	2,436
Other	-	(209)	(1,106)	(209)

EBITDA	5,419	5,087	18,479	16,241
Stock-based compensation expense	2,019	1,623	8,023	6,379

Adjusted EBITDA	$7,438	$6,710	$26,502	$22,620

Net income	$1,805	$2,132	$5,710	$4,639
Stock-based compensation expense	2,019	1,623	8,023	6,379
Amortization of intangible assets	1,185	800	4,738	3,307
Other	-	-	(1,106)	-

Non-GAAP income	$5,009	$4,555	$17,365	$14,325

Shares used to compute non-GAAP income
per share
Basic	17,050	16,681	16,947	16,565
Diluted	17,366	17,110	17,241	17,032

Non-GAAP income per share
Basic	$0.29	$0.27	$1.02	$0.86
Diluted	$0.29	$0.27	$1.01	$0.84

Contact:

Investor Relations
The Blueshirt Group
Lisa Laukkanen
Nicole Gunderson
SPSC@blueshirtgroup.com
415-217-7722

Ali Finer
SPS Commerce
866-245-8100
abfiner@spscommerce.com